MERGER AGREEMENT

     MERGER AGREEMENT, dated as of December 1, 1999, between Hampshire Designers, Inc. ("Hampshire Designers"), a Delaware corporation, and Segue (America) Limited ("Segue"), also a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, Hampshire Designers and Segue are corporations duly organized and existing under the laws of the State of Delaware;

     WHEREAS, on the date hereof, Hampshire Designers is a wholly-owned subsidiary of Hampshire Group, Limited, a Delaware corporation ("Hampshire Group"), and Segue is a wholly-owned subsidiary of Hampshire Designers;

     WHEREAS, the respective Boards of Directors of Hampshire Designers and Segue have determined that it is advisable and in the best interests of each of them that Segue merge with and into Hampshire Designers upon the terms and subject to the conditions herein provided;

     WHEREAS, the Board of Directors of Hampshire Designers has duly adopted and approved this Agreement and directed that it be executed by the undersigned officers of Hampshire Designers and submitted to a vote of the sole shareholder of Hampshire Designers;

     WHEREAS, the sole shareholder of Hampshire Designers has duly adopted and approved this Agreement;

     WHEREAS, the Board of Directors of Segue has duly adopted and approved this Agreement and directed that it be executed by the undersigned officers of Segue and submitted to a vote of the sole shareholder of Segue; and

     WHEREAS, the sole shareholder of Segue has duly adopted and approved this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Hampshire Designers and Segue hereby agree as follows:

     1. Merger. A merger (the "Merger") shall be effected whereby Segue shall be merged with and into Hampshire Designers, and Hampshire Designers shall be the surviving corporation (hereinafter referred to as the "Surviving Corporation"). The Merger shall become effective on the __ day of December, 1999 (the "Effective Time").

     2. Capital Stock Prior to the Effective Time. On the date hereof, (a) Hampshire Designers has the authority to issue 1,000 shares of common stock, par value $1 per share (the "Hampshire Designers Common Stock"), of which 1,000 shares are issued and outstanding, and 1,000 shares of preferred stock, par value $1 per share (the "Hampshire Designers Preferred Stock," and together with the Hampshire Designers Common Stock, the "Hampshire Designers Stock"), of which no shares are issued and outstanding; and (b) Segue has the authority to issue 5,000 shares of common stock, par value $.10 per share (the "Segue Common
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Stock"), of which 400 shares are issued and outstanding, and 5,000 shares of preferred stock, par value $100 per share (the "Segue Preferred Stock," and together with the Segue Common Stock, the "Segue Stock"), of which 1,800 shares are issued and outstanding. On the date hereof, all of the issued and outstanding shares of Hampshire Designers Stock are owned by Hampshire Group and all of the issued and outstanding shares of Segue Stock are owned by Hampshire Designers.

       3. Governing Documents, Directors and Officers.

          a. Governing Documents. Immediately prior to the Effective Time, the Certificate of Incorporation and By-laws of Hampshire Designers shall be the Certificate of Incorporation and By-laws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

          b. Directors. Immediately prior to the Effective Time, the directors of Hampshire Designers shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

          c. Officers. Immediately prior to the Effective Time, the officers of Hampshire Designers shall be the officers of the Surviving Corporation, each to hold office in accordance with the By-laws of the Surviving Corporation.

     4. Effect of Merger on Stock and Stock Certificates. At and after the Effective Time, all of the issued and outstanding shares of Hampshire Designers Stock shall remain the issued and outstanding shares of the Surviving Corporation. Hampshire Designers, as the Surviving Corporation, shall assume all of the liabilities of Segue as set forth in paragraph 5(c) below, and no cash or other consideration shall be paid or delivered for shares of the Segue Stock, and all of such shares and the certificates representing such shares shall be canceled and retired without any action on the part of the holder of record thereof.

       5. Succession and Assumption.

          a. Property. At and after the Effective Time, the separate corporate existence of Segue shall cease and the Surviving Corporation shall be vested with and possess all of Hampshire Designers' right, title and interest in and to the business, assets and liabilities of Segue, including without limitation, all personal and real property in which Segue had an interest before the Effective Time.

          b. Corporate Acts, Employees etc. All corporate acts and agreements of Segue that were duly authorized and effective prior to the Effective Time shall be taken for all purposes as the acts and agreements of the Surviving Corporation. The employees, agents and independent contractors of Segue shall become the employees, agents and independent contractors of the Surviving Corporation.

          c. Creditors' Rights. Notwithstanding anything to the contrary herein, the rights of bona fide creditors of Segue and any liens of such creditors upon any of the business or property of Segue prior to the Effective Time shall be preserved and unimpaired, and all debts, liabilities and duties of Segue shall become the debts, liabilities and duties of the Surviving Corporation.


     6. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of Segue such deeds and other instruments, and there shall be taken or caused to be taken by the Surviving Corporation all such further and other actions, as shall be appropriate or necessary in order to vest, perfect or confirm in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers and authority of Segue, and otherwise to carry out the purposes of this Agreement. The officers and directors of the Surviving Corporation are fully authorized to take any and all such actions, in the name and on behalf of Segue or otherwise, and to execute and deliver any and all such deeds, documents and other instruments.

     7. Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at the direction of their respective Boards of Directors at any time prior to the Effective Time with respect to any of the terms contained herein.

     8. Termination and Abandonment. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Boards of Directors of either Hampshire Designers or Segue, or both, notwithstanding approval of this Agreement by the shareholders of Hampshire Designers and/or Segue.

     IN WITNESS HEREOF, the undersigned have executed this Agreement as of the date first above written.

HAMPSHIRE DESIGNERS, INC.              SEGUE (AMERICA) LIMITED


By: /s/ Ludwig Kuttner                 By: /s/ Eugene Warsaw
------------------------------         -----------------------------
Ludwig Kuttner                         Eugene Warsaw
Chairman                               Chief Executive Officer


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                                STATE OF DELAWARE
                            CERTIFICATE OF MERGER OF
                              DOMESTIC CORPORATIONS

     Pursuant to Title 8, Section 251c of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Hampshire Designers, Inc., and the name of the corporation being merged into this surviving corporation is Segue (America) Limited.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Hampshire Designers, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH:  The merger is to become effective on December 31, 1999.

SIXTH: The Agreement of Merger is on file at 215 Commerce Boulevard, Anderson, South Carolina 29625, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 1st day of December, A.D., 1999.



                                   By: /s/ Ludwig Kuttner
                                   ---------------------------------------
                                   (Authorized Officer)

                                   Name: Ludwig Kuttner
                                   Title: Chairman

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